Exhibit 99

FOR RELEASE 6:00 AM EDT, THURSDAY, APRIL 20, 2006

Contact:	Robert S. Tissue, Sr. Vice President & CFO
Telephone:	(304) 530-0552
Email:	rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS Q1 2006 DILUTED EPS OF $0.41, UP 20.6%

MOOREFIELD, WV—April 20, 2006--Summit Financial Group, Inc. (Nasdaq: SMMF) today reported first quarter 2006 net income of $3.0 million, or $0.41 per diluted share, compared with $2.4 million or $0.34 per diluted share for the first quarter of 2005. On a per share basis, earnings increased 20.6 percent over the prior-year period. First quarter 2006 results reflect strong revenue growth, both from community banking and mortgage banking activities, and controlled expense growth. For the first quarter of 2006, the returns on average shareholders' equity and average assets were 15.60 percent and 1.05 percent, respectively, compared with prior-year period ratios of 14.53 percent and 1.08 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, “We are pleased with our strong quarterly results. Our northern Virginia markets continue to generate good lending opportunities, a trend we anticipate will continue. We are further pleased that asset quality, which remains excellent, has not been compromised by our loan growth. Our positive trends in both loans and core deposits make us optimistic regarding growth prospects for 2006.”

Mr. Maddy continued, “We typically experience a slowdown in mortgage originations for the fourth and first quarters, and the past two quarters have been no exception. Since inception, however, our quarterly originations have been increasing year-over-year, despite rising interest rates. We believe this reflects very favorably on Summit and our understanding of our products, our markets, and our clientele.”

FIRST QUARTER CONSOLIDATED RESULTS

Total revenue for the first quarter of 2006, consisting of net interest income plus non-interest income, was $16.2 million, an increase of 17.3 percent over the first quarter of 2005. Net interest income increased 20.6 percent above the prior-year period, to $8.6 million, reflecting 26.6 percent growth in average earning assets, partially offset by a 20 basis point decline in the net interest margin to 3.39 percent (unchanged from the previous quarter’s net interest margin of 3.39 percent). Mr. Maddy noted that funding costs continue to pressure margins, as loan growth surpassed growth in retail deposits, requiring continued reliance on higher cost brokered deposits.

Non-interest income was $7.6 million, an increase of 13.8 percent over the prior-year period. Mortgage origination revenue from Summit Mortgage, the Company's mortgage banking unit, increased 12.4 percent, while bank service fees, insurance commissions and other income grew 15.4 percent, 55.4 percent, and 22.4 percent respectively.

Non-interest expense for the first quarter of 2006 was $11.5 million, a 14.5 percent increase over the $10.1 million reported for the first quarter of 2005. Salaries and employee benefits grew $616,000 or 13.6 percent and represented the largest category of expense growth, followed by other expense, which grew $440,000 or 25.9%. The efficiency ratio improved to 69.16 percent for the first quarter of 2006, from 70.26 percent for the prior-year period.

Asset quality remains strong.  Net charge-offs were $62,000 for the first quarter of 2006, equivalent to an annualized 0.03 percent of average loans. Nonperforming assets were $2.3 million, or 0.20 percent of assets at March 31, 2006, unchanged on a percentage basis from twelve months ago. At period-end, the allowance for losses was 0.77 percent of loans.

Assets at March 31, 2006 were $1.14 billion, an increase of 25.4 percent over the last twelve months. The increase was driven by portfolio loan growth of $202.3 million, up 32.2 percent, to $831.5 million, which consisted principally of increases in the commercial real estate and construction and development loan portfolios.

Deposits at March 31, 2006 were $730.7 million, an increase of $193.3 million, or 36.0 percent from twelve months ago. Checking and savings accounts increased 30.9 percent year-over-year. Mr. Maddy added, “Deposit gathering continues to be a primary focus for us. We have intensified our efforts to build our core deposit base, which includes a more competitive line of products and a retail compensation structure tied to core deposit growth. These initiatives are yielding measurable success.”

Shareholders' equity at period end was $75.8 million, an increase of 14.2 percent over the last twelve months. Common shares outstanding totaled 7,134,920 at March 31, 2006.

OPERATING SEGMENT RESULTS

Community Banking Financial Performance

Net income for the first quarter of 2006 increased 23.3 percent over the prior-year period to $2.9 million. Total revenue increased 20.5 percent to $9.5 million, while non-interest expense increased 18.9 percent to $5.0 million. The Community Banking segment's efficiency ratio was 53.76 percent for the first quarter of 2006 compared with 52.90 percent for the prior-year first quarter.

Mortgage Banking Financial Performance

For the first quarter of 2006, net income was $333,000 compared with $226,000 for the first quarter of 2005, an increase of 47.3 percent. Mortgage banking fees generated from loan sales were $6.6 million, up 12.4 percent from the $5.9 million reported in the prior-year period, reflecting a 14.4 percent increase in loan sales to $76.0 million. Mortgage origination revenue per loan sold increased 2.5 percent, to $4,600, as did the average loan size, up 4.3 percent to $53,700.
Loan originations in the first quarter of 2006 were $73.0 million, a seasonal decline of 6.8 percent from the linked quarter but 5.9 percent ahead of the prior-year first quarter. Non-interest expense, primarily associated with loan originations, totaled $6.2 million, an 11.3 percent increase over the $5.6 million incurred in the prior-year period. Expenses per loan originated increased 5.1 percent in first quarter 2006 compared to first quarter 2005.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.1 billion, operates fourteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator headquartered in Chesapeake, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2006 vs Q1 2005

	For the Quarter Ended		Percent
Dollars in thousands, except per share amounts	3/31/2006	3/31/2005	Change

Condensed Statements of Income
Interest income
Loans, including fees	$15,492	$10,010	54.8%
Securities	2,647	2,258	17.2%
Other	24	25	-4.0%
Total interest income	18,163	12,293	47.8%
Interest expense
Deposits	5,153	2,517	104.7%
Borrowings	4,379	2,621	67.1%
Total interest expense	9,532	5,138	85.5%
Net interest income	8,631	7,155	20.6%
Provision for loan losses	395	330	19.7%
Net interest income after provision
for loan losses	8,236	6,825	20.7%
Noninterest income
Insurance commissions	230	148	55.4%
Service fee income	631	547	15.4%
Mortgage origination revenue	6,584	5,856	12.4%
Securities gains (losses)	-	-	n/a
Other income	142	116	22.4%
Total noninterest income	7,587	6,667	13.8%
Noninterest expense
Salaries and employee benefits	5,158	4,542	13.6%
Net occupancy expense	571	429	33.1%
Equipment expense	520	493	5.5%
Postage expense	1,791	1,567	14.3%
Advertising	1,339	1,325	1.1%
Other expenses	2,139	1,699	25.9%
Total noninterest expense	11,518	10,055	14.5%
Income before income taxes	4,305	3,437	25.3%
Income taxes	1,334	1,026	30.0%
Net income	$2,971	$2,411	23.2%

Per Share Data
Basic earnings	$0.42	$0.34	23.5%
Diluted earnings	$0.41	$0.34	20.6%
Average shares outstanding
Basic	7,128,076	7,039,783	1.3%
Diluted	7,192,924	7,171,099	0.3%

Performance Ratios
Return on average equity	15.60%	14.53%	7.4%
Return on average assets	1.05%	1.08%	-2.8%
Net interest margin - taxable equivalent	3.39%	3.59%	-5.6%
Efficiency ratio consolidated(A)	69.16%	70.26%	-1.6%
Efficiency ratio excluding mortgage banking (A)	53.76%	52.90%	1.6%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Condensed Statements of Income
Interest income
Loans, including fees	$15,492	$14,260	$12,527	$11,205	$10,010
Securities	2,647	2,368	2,283	2,291	2,258
Other	24	30	27	28	25
Total interest income	18,163	16,658	14,837	13,524	12,293
Interest expense
Deposits	5,153	4,450	3,509	2,926	2,517
Borrowings	4,379	3,971	3,518	2,994	2,621
Total interest expense	9,532	8,421	7,027	5,920	5,138
Net interest income	8,631	8,237	7,810	7,604	7,155
Provision for loan losses	395	300	424	425	330
Net interest income after provision
for loan losses	8,236	7,937	7,386	7,179	6,825
Noninterest income
Insurance commissions	230	247	222	235	148
Service fee income	631	680	711	651	547
Mortgage origination revenue	6,584	6,098	7,304	7,113	5,856
Securities gains (losses)	-	(1,434)	39	5	-
Other income	142	(65)	189	211	116
Total noninterest income	7,587	5,526	8,465	8,215	6,667
Noninterest expense
Salaries and employee benefits	5,158	4,944	5,435	5,394	4,542
Net occupancy expense	571	510	479	463	429
Equipment expense	520	470	465	483	493
Postage expense	1,791	1,387	1,451	1,458	1,567
Advertising	1,339	1,168	1,164	1,222	1,325
Other expenses	2,139	1,960	1,884	1,855	1,699
Total noninterest expense	11,518	10,439	10,878	10,875	10,055
Income before income taxes	4,305	3,024	4,973	4,519	3,437
Income taxes	1,334	582	1,700	1,403	1,026
Net income	$2,971	$2,442	$3,273	$3,116	$2,411

Per Share Data
Basic earnings	$0.42	$0.34	$0.46	$0.44	$0.34
Diluted earnings	$0.41	$0.34	$0.45	$0.43	$0.34
Average shares outstanding
Basic	7,128,076	7,125,994	7,125,483	7,081,044	7,039,783
Diluted	7,192,924	7,198,068	7,211,331	7,205,377	7,171,099

Performance Ratios
Return on average equity	15.60%	13.15%	18.24%	18.21%	14.53%
Return on average assets	1.05%	0.92%	1.33%	1.34%	1.08%
Net interest margin - taxable equivalent	3.39%	3.39%	3.47%	3.61%	3.59%
Efficiency ratio consolidated (A)	69.16%	65.50%	65.40%	66.98%	70.26%
Efficiency ratio excluding mortgage banking (A)	53.76%	50.73%	53.75%	54.15%	52.90%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended March 31, 2006

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$17,900	$562	$12	$(311)	$18,163
Interest expense	9,163	311	369	(311)	9,532
Net interest income	8,737	251	(357)	-	8,631
Provision for loan losses	325	70	-	-	395
Net interest income after provision
for loan losses	8,412	181	(357)	-	8,236
Noninterest income	810	6,584	1,690	(1,497)	7,587
Noninterest expense	4,992	6,232	1,791	(1,497)	11,518
Income before income taxes	4,230	533	(458)	-	4,305
Income taxes	1,315	200	(181)	-	1,334
Net income	$2,915	$333	$(277)	$-	$2,971
Intersegment revenue (expense)	$(1,104)	$(385)	$1,489	$-	$-
Average assets	$1,116,002	$22,598	$97,819	$(109,706)	$1,126,713

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended March 31, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$12,204	$302	$7	$(220)	$12,293
Interest expense	4,971	218	169	(220)	5,138
Net interest income	7,233	84	(162)	-	7,155
Provision for loan losses	330	-	-	-	330
Net interest income after provision
for loan losses	6,903	84	(162)	-	6,825
Noninterest income	689	5,856	1,298	(1,176)	6,667
Noninterest expense	4,198	5,597	1,436	(1,176)	10,055
Income before income taxes	3,394	343	(300)	-	3,437
Income taxes	1,029	117	(120)	-	1,026
Net income	$2,365	$226	$(180)	$-	$2,411
Intersegment revenue (expense)	$(906)	$(263)	$1,169	$-	$-
Average assets	$883,731	$19,386	$78,885	$(89,841)	$892,161

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Assets	$1,137,692	$1,109,532	$1,029,103	$946,487	$907,264
Securities	233,805	223,772	215,757	209,561	209,223
Loans held for sale, net	12,343	16,585	12,695	16,994	15,766
Loans, net	825,022	793,767	729,431	659,792	623,863
Intangible assets	3,310	3,348	3,385	3,423	3,461
Retail deposits	560,551	545,104	521,503	487,885	482,696
Brokered time deposits	170,185	128,797	107,416	77,282	54,716
Short-term borrowings	136,483	182,028	139,681	127,974	129,697
Long-term borrowings and
subordinated debentures	183,136	170,501	179,383	176,796	165,384
Shareholders' equity	75,816	73,803	72,429	69,838	66,400

Book value per share	$10.63	$10.36	$10.16	$9.80	$9.43

Loan Composition

Dollars in thousands	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Commercial	$66,564	$63,206	$60,723	$59,067	$56,394
Commercial real estate	275,896	266,228	*	*	*
Construction and development	165,026	141,207	*	*	*
Residential real estate	282,013	285,597	*	*	*
Consumer	37,357	36,863	37,431	36,993	37,066
Other	6,382	8,598	8,824	9,233	7,458
Total loans	833,238	801,699	736,992	666,948	630,501
Less unearned fees and interest	1,731	1,780	1,640	1,459	1,322
Total loans net of unearned fees and interest	831,507	799,919	735,352	665,489	629,179
Less allowance for loan losses	6,485	6,152	5,921	5,697	5,316
Loans, net	$825,022	$793,767	$729,431	$659,792	$623,863

* - Due to reclassification of real estate loans to include construction and development category, real estate loan balances prior to 12/31/05 conforming to the new classifications is not available.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Non interest bearing checking	$62,860	$62,631	$69,346	$63,207	$57,008
Interest bearing checking	214,572	200,638	169,893	145,626	134,500
Savings	39,474	44,681	45,868	47,407	50,647
Time deposits	243,645	237,154	236,396	231,645	240,541
Total retail deposits	$560,551	$545,104	$521,503	$487,885	$482,696

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Mortgage Banking Segment Loan Activity

	For the Quarter Ended
Dollars in thousands	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Loans originated
Amount	$72,967	$78,297	$83,860	$83,616	$68,929
Number	1,386	1,443	1,567	1,578	1,308

Loans sold
Amount	$76,375	$73,903	$87,071	$81,422	$66,761
Number	1,421	1,376	1,566	1,549	1,295

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Net loan charge-off's	$62	$70	$200	$44	$87
Net loan charge-off's to average loans (annualized)	0.03%	0.04%	0.11%	0.03%	0.05%
Allowance for loan losses	$6,485	$6,152	$5,921	$5,697	$5,316
Allowance for loan losses as a percentage
of period end loans	0.77%	0.75%	0.79%	0.83%	0.82%
Nonperforming assets:
Nonperforming loans	$1,972	$1,382	$1,017	$911	$836
Foreclosed properties and
other repossessed assets	346	395	862	949	608
Nonaccrual securities	-	-	-	326	334
Total	$2,318	$1,777	$1,879	$2,186	$1,778

Nonperforming loans to period end loans	0.23%	0.17%	0.14%	0.13%	0.13%
Nonperforming assets to period end assets	0.20%	0.16%	0.18%	0.23%	0.20%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2006 vs Q1 2005
	Q1 2006			Q1 2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$829,381	$15,392	7.53%	$623,652	$9,901	6.44%
Tax-exempt	8,244	150	7.38%	9,108	164	7.30%
Securities
Taxable	186,586	2,135	4.64%	162,314	1,730	4.32%
Tax-exempt	44,077	767	7.06%	47,876	794	6.73%
Interest bearing deposits other banks
and Federal funds sold	2,294	24	4.24%	2,717	25	3.73%
Total interest earning assets	1,070,582	18,468	7.00%	845,667	12,614	6.05%

Noninterest earning assets
Cash & due from banks	14,449			14,513
Premises & equipment	23,361			20,740
Other assets	24,659			16,442
Allowance for loan losses	(6,338)			(5,201)
Total assets	$1,126,713			$892,161

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$204,161	$1,543	3.07%	$127,994	$425	1.35%
Savings deposits	43,067	73	0.69%	50,727	79	0.63%
Time deposits	374,170	3,537	3.83%	298,514	2,013	2.73%
Short-term borrowings	172,380	1,964	4.62%	116,898	754	2.62%
Long-term borrowings and
subordinated debentures	184,051	2,415	5.32%	170,203	1,867	4.45%
	977,829	9,532	3.95%	764,336	5,138	2.73%
Noninterest bearing liabilities
Demand deposits	63,308			56,130
Other liabilities	9,395			5,316
Total liabilities	1,050,532			825,782

Shareholders' equity	76,181			66,379
Total liabilities and
shareholders' equity	$1,126,713			$892,161

NET INTEREST EARNINGS		$8,936			$7,476

NET INTEREST MARGIN			3.39%			3.59%